NOVEMBER 30, 2004

Security Exchange Commission




To Whom It May Concern:

As of November 30, 2004, the corporate office of World Transport Authority, Inc., an Alberta, Canada corporation will be changed from:

140 W. Park Avenue  Suite 219
El Cajon, CA 92020

To:  239 S. La Cienega Blvd. #101
     Beverly Hills, CA 90211-3328

The new phone numbers are:  Phone: (619) 334-4873
                            Fax:   (970) 252-7212

Thank you for your cooperation in this matter. All correspondence should be sent to the new address and phone numbers. Please be advised that the parent corporation, the publicly traded company has a new IRS EIN number: 98-044-0800. The IRS number that had been being used for the audits was the World Transport Authority, Inc., a Nevada company, which is not a publicly traded company. We are still in the process of cleaning up the company and the new IRS number should now be used. If this creates other changes required, please notify us.

Sincerely,


/s/William C. Kennedy

William C. Kennedy
CEO/Chairman
World Transport Authority, Inc., an Alberta corporation






              239 S. La Cienega Blvd. #101  Beverly Hills, CA 90211-3328
                       Ph: (619) 334-4873; fax: (970) 252-7212